EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-19013, No. 33-
50606 and No. 333-30331 on Form S-8, Registration Statement
No. 333-853 on Form S-3, Post Effective Amendment No. 1 to
Registration Statement No. 2-84723 on Form S-8, Post-
Effective Amendment No. 1 to Registration Statement No. 2-
80012 on Form S-3, Post-Effective Amendment No. 1 to
Registration Statement No. 2-77740 on Form S-3
and Registration Statements No. 333-12909, No. 333-30355 on Form S-3 of our reports dated February 12, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Schering-
Plough Corporation for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE, LLP

Parsippany, New Jersey
February 25, 1999